UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2020

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNo.)

5818 El Camino Real
Carlsbad, California 92008
(Address of Registrant’s Principal Executive Offices and Zip Code)

(760) 431-9286

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	ATEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Tender Offer Agreement

On December 16, 2020, Alphatec Holdings, Inc. (“Alphatec”), entered into a Tender Offer Agreement (the “Tender Offer Agreement”) with EOS imaging S.A., a société anonyme organized and existing under the laws of France (“EOS”), pursuant to which Alphatec or one of its affiliates will commence a public tender offer (the “Offer”) to purchase all of the issued and outstanding ordinary shares, nominal value €0.01 per share (collectively, the “EOS Shares”), and outstanding convertible bonds (“OCEANEs”), of EOS. The Offer will consist of a cash tender offer price of €2.45 (or approximately $2.99) per EOS Share and €7.01 (or approximately $8.55) per OCEANE, respectively (the “Offer Consideration”), for a total purchase price of up to approximately $116.9 million. The Offer will need to be filed with and cleared by the Autorité des marches financiers (the “AMF”), which filing is expected to occur in February 2021, prior to the commencement of the Offer. EOS is a leader in outcome-improving orthopedic medical imaging and software solutions that inform the entire surgical process. As previously reported, Alphatec had entered into a Tender Offer Agreement with EOS on February 28, 2020 (the “Prior Tender Offer Agreement”), which Prior Tender Offer Agreement was terminated by Alphatec on April 24, 2020 in response to the then-expected ongoing market effects of the COVID-19 pandemic.

Certain shareholders of EOS, which currently control approximately 23% of the outstanding EOS Shares, collectively, have entered into Tender Commitments with Alphatec pursuant to which they have agreed, among other things, to tender their respective EOS Shares into the Offer, subject to certain conditions. These Tender Commitments will terminate if (i) the Tender Offer Agreement is terminated, (ii) the Offer is withdrawn by Alphatec pursuant to applicable French laws and regulations, or (iii) the Offer is not declared successful by the AMF as a result of certain conditions failing to be met or waived.

The obligation of Alphatec or its affiliates to file the Offer are subject to: (a) a fairness opinion, stating that the financial terms and conditions of the Offer are fair, having been delivered to EOS’ board of directors; (b) EOS’ board of directors having issued a reasoned opinion and recommended that EOS’ securityholders tender the EOS Shares and OCEANEs into the Offer; (c) no competing tender offer for the EOS Shares or OCEANEs which is reasonably expected to be financed and filed with the AMF having been publicly announced; (d) the accuracy of the representations and warranties of EOS contained in the Tender Offer Agreement (subject to certain materiality standards); (e) the French Foreign Investment Condition (as defined in the Tender Offer Agreement) having been satisfied; and (f) there not having been a material breach by EOS of its obligations under the Tender Offer Agreement.

Subject to clearance by the AMF, the Offer will be open for tender during an initial acceptance period of 25 Euronext Paris trading days. The obligation of Alphatec or its affiliates to purchase EOS Shares and OCEANEs validly tendered and not properly withdrawn pursuant to the Offer is subject to the satisfaction or waiver of the condition that a number of EOS Shares and OCEANE have been validly tendered that would allow Alphatec to acquire at least two-thirds of the share capital and voting rights of EOS on a fully diluted basis at the end of the acceptance period of the Offer. The settlement and delivery of the EOS Shares and OCEANEs tendered into the Offer (the “Offer Closing”) will occur shortly after the end of the initial acceptance period of the Offer.

If Alphatec and/or its affiliates own 90% or more of EOS’ share capital and voting rights following the Offer Closing, Alphatec shall implement a mandatory squeeze out on any remaining non-tendered EOS Shares pursuant to applicable French laws and regulations (the “Squeeze-Out”). A squeeze-out of the OCEANEs may also be implemented if Alphatec and/or its affiliates own 90% or more of EOS Shares on an as-converted basis.

The Tender Offer Agreement includes customary representations, warranties and covenants of Alphatec and EOS. Until the earlier of the termination of the Tender Offer Agreement and the date on which Alphatec can appoint a majority of the members of the EOS board, EOS has agreed to operate its and its subsidiaries’ businesses in the ordinary course consistent with past practice and has agreed to certain other operating covenants, each as set forth more fully in the Tender Offer Agreement.

Under the Tender Offer Agreement, EOS has agreed: (i) not to directly or indirectly solicit, initiate or encourage or take any actions to facilitate any Takeover Proposal (as defined in the Tender Offer Agreement) and accordingly to immediately cease and cause to be terminated all discussions or negotiations with any person or entity conducted heretofore with respect to any proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal; (ii) to notify Alphatec of the receipt by EOS of any Takeover Proposal; (iii) to provide information on a reasonable and regular basis in respect of the status of any such Takeover Proposal; and (iv) not to accept, approve, recommend or enter into any agreement in respect of any such Takeover Proposal.

The Tender Offer Agreement contains certain termination rights at the option of both Alphatec and EOS and certain automatic termination provisions, including, with respect to termination at the option of Alphatec, if the applicable closing conditions have not been satisfied or waived by Alphatec by April 30, 2021, or at any time if Alphatec pays EOS a reverse break-up fee as described below, among other bases for termination. Under the terms and conditions set forth in the Tender Offer Agreement, EOS shall pay a break-up fee of €2.5 million to Alphatec and Alphatec shall pay a reverse break-up to EOS of €2.5 million upon the occurrence of certain events, including, with respect to EOS’ break-up fee, if EOS’ board of directors fails to issue its reasoned opinion upon receipt of the fairness opinion or decides to amend its recommendation on the Offer.

Private Placement and Securities Purchase Agreement

On December 16, 2020, Alphatec entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors, including Squadron Capital LLC (“Squadron Capital” and collectively, the “Purchasers”), providing for the sale by Alphatec of 12,421,242 shares of ATEC Common Stock (the “Private Placement Shares”) at a purchase price of $11.11 per share (the “Private Placement Purchase Price”), in a private placement (the “Private Placement”).

The aggregate gross proceeds for the Private Placement will be approximately $138 million. Alphatec intends to use the net proceeds from the Private Placement to fund the Offer Consideration and for general corporate and working capital purposes. The Private Placement is expected to close within five business days prior to the filing of the Offer to AMF (the “Private Placement Closing”), subject to the satisfaction of customary closing conditions. As noted above, the filing of the Offer is expected to occur in February 2021.

Pursuant to the terms of the Purchase Agreement, from the Private Placement Closing until the Offer Closing, Alphatec is prohibited from issuing, or entering into any agreement to issue, or announcing the issuance or proposed issuance of, any shares of ATEC Common Stock or ATEC Common Stock equivalents, subject to certain permitted exceptions.

If the Tender Offer Agreement is terminated or the Offer Closing has not occurred by July 31, 2021, then Alphatec shall repurchase the Private Placement Shares from the Purchasers for an amount per share equal to the Private Placement Purchase Price plus interest on the Private Placement Purchase Price at a rate of nine percent (9%) per year computed from the date of the Private Placement Closing to the date of such repurchase.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each Purchaser represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by Alphatec or its representatives.

The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.

Debt Exchange Agreement

On December 16, 2020, Alphatec and Squadron Capital entered into a debt exchange agreement (the “Debt Exchange Agreement”), pursuant to which Squadron Medical Finance Solutions LLC (“Squadron Medical,” and collectively with Squadron Capital, “Squadron”) will exchange (the “Debt Exchange”) $30 million of Alphatec’s outstanding debt obligations pursuant to the Credit, Security and Guaranty Agreement, dated as of November 6, 2018 (as amended, the “Credit Agreement”), by and among Alphatec and its wholly-owned subsidiaries Alphatec Spine, Inc. and SafeOp Surgical, Inc. (collectively, the “Borrowers”), and Squadron Medical for the issuance of 2,700,270 shares of ATEC Common Stock (the “Debt Exchange Shares”) to Squadron Capital, based on a price of $11.11 per share. The Debt Exchange Shares will be issued in reliance upon an exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Squadron represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by Alphatec or its representatives.

Registration Rights Agreement

In connection with the Private Placement and the Debt Exchange Agreement, Alphatec entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers (including Squadron Capital), to be effective as of the Private Placement Closing. Pursuant to the Registration Rights Agreement, Alphatec agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the SEC within 30 days after the Private Placement Closing (subject to certain exceptions) for purposes of registering the resale of the Private Placement Shares. Alphatec also agreed to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 30 days after the filing of such Resale Registration Statement (60 days in the event the registration statement is reviewed by the SEC). If Alphatec fails to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, Alphatec will be required to pay liquidated damages to the Purchasers. Alphatec also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses incident to Alphatec’s performance of or compliance with the Registration Rights Agreement.

Credit Agreement Amendment

On December 16, 2020, the Borrowers entered into a Third Amendment to Credit, Security and Guaranty Agreement (the “Third Amendment”) and Third Amended and Restated Term Note (the “Note”) with Squadron Medical to, among other things, (i) incorporate the Debt Exchange, (ii) expand the availability of additional term loans thereunder by $15,000,000 for a total available principal amount of $40,000,000, and (iii) extend the maturity of the term loans thereunder to June 30, 2026. The term loans will bear interest at the one month London Interbank Offered Rate (“LIBOR”) + 8% per annum (subject to a 9% floor and 12% ceiling). In addition to paying interest on outstanding principal on the term loans, the Borrowers will pay a commitment fee at a rate of 1.0% per annum to Squadron Medical in respect of the unutilized term loans. Interest-only payments are due monthly until December 2023, and joined by $1 million monthly principal payments beginning December 2023. Any remaining principal amounts of the term loans will be due on June 30, 2026.

The foregoing descriptions of the Tender Offer Agreement, Tender Commitments, Registration Rights Agreement, Purchase Agreement, Debt Exchange Agreement, Third Amendment and Note are only summaries of certain material provisions thereof, do not purport to be complete, and are qualified in their entirety by reference to the full text of the such agreements, which are attached hereto as Exhibit 2.1, 2.2, 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

The Tender Offer Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Alphatec or EOS. The representations, warranties and covenants contained in the Tender Offer Agreement were made only for purposes of the Tender Offer Agreement as of the specific dates therein, are solely for the benefit of the parties to the Tender Offer Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Tender Offer Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Tender Offer Agreement, which subsequent information may or may not be fully reflected in Alphatec’s or EOS’ public disclosures.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the headings “Debt Exchange Agreement” and “Credit Agreement Amendment” is incorporated by reference into this Item 2.03.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the headings “Private Placement and Securities Purchase Agreement” and “Debt Exchange Agreement” regarding the Private Placement, the issuance of the Private Placement Shares, the Debt Exchange and the issuance of the Debt Exchange Shares is incorporated by reference into this Item 3.02.

ITEM 7.01	Regulation FD Disclosure.

On December 16, 2020, Alphatec issued a press release announcing the execution of the Tender Offer Agreement and the transactions contemplated thereby, the Private Placement, the Debt Exchange and the Credit Agreement Amendment. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

As discussed in the press release, Alphatec will host a conference call with accompanying slides to discuss the Offer on December 17, 2020. A copy of the slide presentation is filed as Exhibit 99.2 hereto and incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

2.1*	Tender Offer Agreement, dated as of December 16, 2020, by and between Alphatec Holdings, Inc. and EOS Imaging S.A.

2.2	Forms of Tender Commitment, by and between Alphatec Holdings, Inc. and certain investors of EOS imaging S.A.

4.1	Registration Rights Agreement, dated as of December 16, 2020, between Alphatec Holdings, Inc. and each purchaser named in the signature pages thereto

10.1	Securities Purchase Agreement, dated as of December 16, 2020, between Alphatec Holdings, Inc. and each purchaser named in the signature pages thereto

10.2	Debt Exchange Agreement dated as of December 16, 2020 between Alphatec Holdings, Inc. and Squadron Capital LLC

10.3	Third Amendment to Credit, Security and Guaranty Agreement dated as of December 16, 2020, among Alphatec Holdings, Inc., Alphatec Spine, Inc. SafeOp Surgical, Inc. and Squadron Medical Finance Solutions LLC

10.4	Third Amended and Restated Term Note issued by Alphatec Holdings, Inc., Alphatec Spine, Inc., SafeOp Surgical, Inc. in favor of Squadron Medical Finance Solutions LLC

99.1	Press Release of Alphatec Holdings, Inc., dated December 16, 2020

99.2	Slide Presentation, dated December 17, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules referenced in the Tender Offer Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Alphatec cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward looking statements include Alphatec’s plans to commence to commence the Offer, the timing and likelihood of the Offer Closing occurring, the expected Offer Consideration to be paid in connection with the Offer, and expectations on the completion, timing and size of the Private Placement and the anticipated use of proceeds therefrom.

The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: uncertainties as to the timing of the Offer and the Offer Closing; uncertainties as to the percentage of EOS’ securityholders tendering their shares in the Offer; the possibility that competing offers will be made and accepted; risks related to the AMF’s review of the Offer; Alphatec’s and EOS’ ability to satisfy the conditions to Offer Closing for the proposed transaction on the anticipated timeline or at all; the satisfaction of conditions, including applicable regulatory clearances; the occurrence of any event, change or other circumstance that could give rise to the termination of the Tender Offer Agreement; the effect of the announcement of the Offer and related transactions on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally; the inability to reach the required threshold to complete the Squeeze-Out resulting in EOS Shares continuing to be traded on Euronext and related regulatory requirements in connection therewith; the inability of the Company to secure the financing contemplated to be obtained on the expected terms or timing, or at all, whether as a result of failure to meet certain conditions or otherwise; risks related to potential litigation in connection with the Offer or the Offer Closing that may result in significant costs of defense, indemnification and liability; risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Private Placement; the risk that the businesses will not be integrated successfully; unexpected variations in market growth and demand for the combined company’s products and technologies; and the risk that benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected; the impact of the COVID-19 pandemic on the Company’s and EOS’s business and the economy; and other risks detailed in Alphatec’s public periodic filings with the U.S. Securities and Exchange Commission. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward,” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Alphatec undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement.

Certain Legal Matters

This communication is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this Current Report on Form 8-K, the attached press release or otherwise.

The distribution of this communication in jurisdictions outside the United States or France may be restricted by law or regulation and therefore any person who comes into possession of this communication should inform themselves about, and comply with, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws or regulations of any such relevant jurisdiction.

EOS is incorporated in France and listed on Euronext and any offer for its securities will be subject to French disclosure and procedural requirements, which differ from those that are applicable to offers conducted solely in the United States, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments. The transactions described above will be structured to comply with French and U.S. securities laws and regulations applicable to transactions of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Date: December 17, 2020	By:	/s/ Jeffrey G. Black
	Name:	Jeffrey G. Black
	Title:	Chief Financial Officer